CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated April 21, 2004 accompanying the financial statements of Van Kampen Focus Portfolios, Taxable Income Series 4 as of February 29, 2004, and for the period then ended, contained in this Post-Effective Amendment No. 1 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".


                                                  GRANT THORNTON LLP


Chicago, Illinois
June 24, 2004